                                                                     EXHIBIT 4.1

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (the "DTC") to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the DTC and any amount payable thereunder is made payable to Cede & Co. or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Company by the DTC or a successor depositary, this security may not be transferred except as a whole by the DTC to a nominee of the DTC or by a nominee of the DTC to the DTC or another nominee of the DTC or by the DTC or any such nominee to a successor DTC or a nominee of such successor depositary.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof only if (a) the DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by the DTC or a successor depositary) of all Securities of any particular tranche of the series designated below.

                                             Pricing Supplement No(s). _________

                            AGL CAPITAL CORPORATION
                                  Senior Note

Original Issue Date:                   Redeemable:  Yes __  No __
Interest Rate:                         Initial Redemption Date:
Overdue Interest Rate:                 Redemption Limitation Date:
Stated Maturity Date:                  Initial Redemption Price:
Issue Price (%):                       Reduction Percentage:
Discount Security: Yes __  No __

                              OID: Yes __  No __
                              Total Amount of OID (%):
                              Yield to Maturity (%):
                              Initial Accrual Period OID (%):

                        ______________________________


No. ________                                            Principal Amount
                                                        $_______________________
                                                        CUSIP

     AGL Capital Corporation, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to ___________________ _____________, or registered assigns, the principal sum of ____________________ Dollars on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, _____________________ on ___________________ _________________ each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Stated Maturity or redemption, if any, at the Interest Rate per annum, if any, specified above (subject to adjustment upon default as specified below), until the principal hereof is paid or duly provided for. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be _________ _________ _________ _________
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities for this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The Securities are unconditionally guaranteed as to payment of principal (and premium, if any), interest, if any, and additional amounts, if any, by AGL Resources Inc.

     The overdue principal of this Security shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the due date for payment of said principal to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. If the Interest Rate specified above shall be zero, the principal of this Security shall not bear interest except in the case of a default in payment of principal at Maturity.

     Payment of the principal of and premium, if any, on this Security at Maturity shall be paid by wire transfer in immediately available funds (except that payment on Certificated Notes shall be paid by check except in certain circumstances) upon presentation hereof at the offices of The Bank of New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security shall be made by wire transfer in immediately available funds (except that payment on Certificated Notes shall be paid by check except in certain circumstances) to the Person entitled thereto as indicated in the Security Register. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of ____________, 200_ (such Indenture as originally executed and delivered and as supplemented or modified, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company, AGL Resources Inc. and The Bank of New York (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

     If, as specified on the face hereof, this Security is not a Discount Security and is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

     If, as specified on the face hereof, this Security is a Discount Security and is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or in part, at the election of the Company at the Amortized Face Amount of this Security as of the date fixed for redemption plus accrued interest, if any, to the date fixed for redemption. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price specified on the face hereof plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its stated principal amount.

     Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

     Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

     In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If, as specified on the face hereof, this Security is not a Discount Security and if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     If, as specified on the face hereof, this Security is a Discount Security and if an Event of Default with respect to Securities of this series shall occur and be continuing, the Amortized Face Amount of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the offices of the Trustee or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000. The Securities of this series shall not be issued in principal amounts in excess of $__________. As provided in the Indenture and subject to certain limitations therin set forth. Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the offices of the Trustee or such other office or agency as may be designated by the Company from time to time.

     The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the city in which is located any principal office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed; and "Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence and continuance of an Event of Default. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:
       -------------------


                                                         AGL CAPITAL CORPORATION



                                                      By:
                                                          ---------------------
                                                          Paul R. Shlanta
                                                          President



Attest:


----------------------
[Name]
[Title]

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:
       -----------------

                                               THE BANK OF NEW YORK
                                               as Trustee




                                               By:
                                                  ----------------------
                                                  Authorized Officer

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                        [please insert social security
                        or other identifying number of
                        assignee]

--------------------------------------------------------------------------------
           [please print or typewrite name and address of assignee]


--------------------------------------------------------------------------------
the within Security of AGL CAPITAL CORPORATION and does hereby irrevocably constitute and appoint
                       --------------------------------------------------------,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated:
       -----------

                                       -------------------------------------
                                              Notice: The signature to
                                              this assignment must
                                              correspond with the name as
                                              written upon the face of the
                                              Security in every particular
                                              without alteration or
                                              enlargement or any change
                                              whatsoever.